Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form F-3 of our report dated May 21, 2006, relating to the financial statements of Elbit Vision Systems Ltd. appearing in Form 6-K of Elbit Vision Systems Ltd. filed on May 30, 2006 and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

Brightman Almagor & Co.
A member of Deloitte Touche Tohmatsu
Tel Aviv, Israel
May 30, 2006